Exhibit 99.1

Evofem Expects Significant Reduction in PHEXXI Manufacturing Cost Through Agreement with Windtree Therapeutics

— Evofem’s Cost to Manufacture PHEXXI will Decrease by 55% - 60% —

SAN DIEGO, CA, March 26, 2025 — Evofem Biosciences, Inc. (OTCQB: EVFM) (Evofem or the Company) today announced that it has entered into a License and Supply Agreement (L&S Agreement) with Windtree Therapeutics, Inc. (NasdaqCM: WINT), under which Windtree will be Evofem’s sourcing partner for PHEXXI® (lactic acid, citric acid and potassium bitartrate). This FDA-approved hormone-free contraceptive vaginal gel is applied 0 to 60 minutes before each act of intercourse. It prevents pregnancy by maintaining the normal vaginal biome which has a slightly acidic pH that is inhospitable to sperm.

Under the L&S Agreement, Windtree will leverage its manufacturing contacts to reduce the cost to manufacture PHEXXI. Evofem expects PHEXXI COGS will decrease by 55% to 60% from current levels. Furthermore, there will be no cost to Evofem for the tech transfer to the new manufacturer engaged by Windtree.

“Global expansion of PHEXXI has always been a critical mandate for Evofem, but a significant hurdle has been high manufacturing costs which make commercialization cost-prohibitive in many markets outside of the U.S.,” said Saundra Pelletier, CEO of Evofem. “The meaningful decrease in the per-box cost of PHEXXI that we expect to achieve with Windtree’s assistance should allow Evofem to take PHEXXI into new, price-sensitive global markets where there is great need for non-hormonal contraceptives that women control. Our goal is to empower women; to have PHEXXI available in all markets around the world is a big step in that direction.”

Jed Latkin, CEO of Windtree, noted, “Using our extensive contacts across the globe, we have engaged with a pharmaceutical manufacturer on the plan to produce PHEXXI at a far lower cost while delivering the same high quality product that women and their healthcare providers rely on for hormone-free contraception. We look forward to collaborating with Evofem and our manufacturing partner as we do the tech transfer and manufacture the initial batches and validation batches in line with the FDA requirements.”

Evofem maintains ownership of the asset and continues to commercialize PHEXXI in the United States through its dedicated sales team and internationally through strategic partnerships, including its July 2024 license agreement with Emirati pharmaceutical company Pharma 1 Drug Store, which plans to launch the hormone-free contraceptive vaginal gel in the UAE following approval by the Emirates Drug Establishment.

About Evofem Biosciences

Evofem is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company’s first FDA-approved product, PHEXXI® (lactic acid, citric acid, and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex.

In July 2024 Evofem broadened its commercial offering with the acquisition of SOLOSEC® (secnidazole) 2g oral granules, an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose.

PHEXXI® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025, and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contact

Amy Raskopf, Chief Business Development Officer

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

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